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                                                                  Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8) and related Prospectus of Telco Systems, Inc. pertaining to the Telco Systems, Inc. 1983 Employee Stock Purchase Plan and the Telco Systems, Inc. 1990 Stock Option Plan of our report dated October 15, 1997, with respect to the consolidated financial statements and schedule of Telco Systems, Inc. included in its Annual Report (Form 10-K) for the year ended August 31, 1997, filed with the Securities and Exchange Commission.

                                                     /s/ Ernst & Young LLP

                                                     ERNST & YOUNG LLP

Boston, Massachusetts
June 19, 1998